Exhibit 99.1

News Release

Contact:

Paul Chrisco, CFO

(812) 981-7375

FOR IMMEDIATE RELEASE

Your Community Bankshares, Inc. reports 2nd quarter dividend

NEW ALBANY, Ind. (April 25, 2016) — Your Community Bankshares, Inc. (NASDAQ-YCB) reported the declaration of a quarterly cash dividend of $0.12 per share on the common stock of the Company to be paid on May 26, 2016 to the stockholders of record at the close of business on May 9, 2016.

Your Community Bankshares, Inc. is the parent company of Your Community Bank in New Albany, Indiana which is a full-service banking subsidiary.  The Company is traded on the NASDAQ under the symbol YCB.

Statements in this press release relating to the Company’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. The Company’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company’s 2015 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.